Exhibit 8.4.3

SCHEDULE A

SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

(Updated as of January 2, 2014)

Name of Separate Account	Contracts Funded by Separate Account

American Fidelity Separate Account A Inception Date: January 1, 1999	AFPR1ME GROWTH® Variable Annuity

American Fidelity Separate Account B Inception Date: October 27, 1997	AFAdvantage® Variable Annuity

American Fidelity Separate Account C Inception Date: June 4, 2002	AFMaxx® 457(b) Group Variable Annuity

This Schedule A to the Participation Agreement dated March 30, 2005, as amended, by and among the parties identified below is updated and effective as of January 2, 2014, and replaces all prior versions of this schedule.

THE VANGUARD GROUP, INC.	AMERICAN FIDELITY ASSURANCE COMPANY

BY: ___/S/Matthew R. Walker NAME: Matthew R. Walker TITLE: Principal	BY: ___/S/David R. Carpenter NAME: David R. Carpenter TITLE: President

VANGUARD VARIABLE INSURANCE FUND	VANGUARD MARKETING CORPORATION

BY: ___/S/Heidi Starn NAME: Heidi Starn TITLE: Secretary	BY: ___/S/Heidi Starn NAME: Heidi Starn TITLE: Senior Vice President

SCHEDULE B

VVIF PORTFOLIOS

(Updated as of January 2, 2014)

The following Portfolios of the Vanguard Variable Insurance Fund shall be made available as investments underlying the Variable Insurance Products, subject to the limitations set forth in Section 2.13(c) of this Agreement:

Balanced Portfolio

Capital Growth Portfolio

Small Company Growth Portfolio

Total Bond Market Index Portfolio

Total Stock Market Index Portfolio

This Schedule B to the Participation Agreement dated March 30, 2005, as amended, by and among the parties identified below is updated and effective as of January 2, 2014, and replaces all prior versions of this schedule.

THE VANGUARD GROUP, INC.	AMERICAN FIDELITY ASSURANCE COMPANY

BY: ___/S/Matthew R. Walker NAME: Matthew R. Walker TITLE: Principal	BY: ___/S/David R. Carpenter NAME: David R. Carpenter TITLE: President

VANGUARD VARIABLE INSURANCE FUND	VANGUARD MARKETING CORPORATION

BY: ___/S/Heidi Starn NAME: Heidi Starn TITLE: Secretary	BY: ___/S/Heidi Starn NAME: Heidi Starn TITLE: Senior Vice President

SCHEDULE B

VVIF PORTFOLIOS

(Updated as of January 2, 2014)

Vanguard Variable Insurance Fund (VVIF):
Balanced Portfolio
Capital Growth Portfolio
Small Company Growth Portfolio
Total Bond Market Index Portfolio
Total Stock Market Index Portfolio

This Schedule B to the Electronic Trading Agreement (VVIF-Only) dated October 17, 2012 by and between the parties identified below is updated and effective as of January 2, 2014, and replaces all prior versions of this schedule.

THE VANGUARD GROUP, INC.	AMERICAN FIDELITY ASSURANCE COMPANY

BY: ___/S/Matthew R. Walker NAME: Matthew R. Walker TITLE: Principal	BY: ___/S/David R. Carpenter NAME: David R. Carpenter TITLE: President

EXHIBIT B

LARGE TRANSACTION AMOUNTS

Fund Number		Portfolio	Large Transaction Amount

104		Money Market Portfolio	$5,000,000
106		Balanced Portfolio	$1,000,000
107		Equity Index Portfolio	$500,000
108		Equity Income Portfolio	$500,000
109		Growth Portfolio	$500,000
110		International Portfolio	$1,000,000
161		Small Company Growth Portfolio	$1,000,000
257		Total Bond Market Index Portfolio	$1,000,000
260		High-Yield Bond Portfolio	$500,000
274		Short-Term Investment-Grade Portfolio	$1,000,000
277	*	Capital Growth Portfolio	$500,000
278		Diversified Value Portfolio	$1,000,000
287		Total Stock Market Index Portfolio	$500,000
288		Mid-Cap Index Portfolio REIT	$200,000
349		Index Portfolio Conservative	$200,000
710		Allocation Portfolio Moderate	$150,000
712		Allocation Portfolio	$150,000

*Effective January 19, 2014